Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marianne D. Short, Dannette L. Smith and Faraz A. Choudhry, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of UnitedHealth Group pursuant to the assumption of equity awards issued under The Advisory Board Company 2009 Stock Incentive Plan, as amended, and The Advisory Board Company 2005 Stock Incentive Plan, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

/s/ William C. Ballard, Jr.	/s/ Rodger A. Lawson
William C. Ballard, Jr.	Rodger A. Lawson
Director	Director
Dated: November 17, 2017	Dated: November 17, 2017

/s/ Richard T. Burke	/s/ Valerie C. Montgomery Rice, M.D.
Richard T. Burke	Valerie C. Montgomery Rice, M.D.
Director	Director
Dated: November 17, 2017	Dated: November 17, 2017

/s/ Timothy P. Flynn	/s/ Glenn M. Renwick
Timothy P. Flynn	Glenn M. Renwick
Director	Director
Dated: November 17, 2017	Dated: November 17, 2017

/s/ Stephen J. Hemsley	/s/ Kenneth I. Shine, M.D.
Stephen J. Hemsley	Kenneth I. Shine, M.D.
Director	Director
Dated: November 17, 2017	Dated: November 17, 2017

/s/ Michele J. Hooper	/s/ Gail R. Wilensky, Ph.D.
Michele J. Hooper	Gail R. Wilensky, Ph.D.
Director	Director
Dated: November 17, 2017	Dated: November 17, 2017